                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

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     and 0-11

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

                             HILLENBRAND INDUSTRIES

                            NOTICE OF ANNUAL MEETING

                            TO BE HELD APRIL 13, 1999

         The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 700 State Route 46 East, Batesville, Indiana 47006-8835, will be held at the Sherman House, 35 South Main Street, Batesville, Indiana 47006-0067, on Tuesday, April 13, 1999, at 10:00 o'clock a.m., local time (Eastern Standard Time), for the following purposes:

         (1)      To elect three members to the Board of Directors;

         (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Hillenbrand Industries, Inc.; and

         (3) To transact such other business as may properly come before the meeting and any adjournment of the meeting.

         The Board of Directors has fixed the close of business on February 12, 1999, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors

                                   Mark R. Lindenmeyer
                                   Secretary

March 5, 1999

                                   CONTENTS

                                                                          PAGE
                                                                          ----
VOTING...................................................................... 1

ELECTION OF DIRECTORS....................................................... 1

ABOUT THE BOARD OF DIRECTORS (INCLUDING DIRECTORS COMPENSATION)............. 6

RATIFICATION OF APPOINTMENT OF AUDITORS..................................... 7

EXECUTIVE COMPENSATION...................................................... 8

COMPENSATION COMMITTEES' REPORT.............................................11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.................16

COMPANY STOCK PERFORMANCE...................................................16

RETIREMENT PLANS............................................................17

COST OF SOLICITATION........................................................18

SHAREHOLDER PROPOSALS.......................................................18

INCORPORATION BY REFERENCE..................................................18

                             HILLENBRAND INDUSTRIES

                                PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Hillenbrand Industries, Inc. (the "Company"), 700 State Route 46 East, Batesville, Indiana 47006-8835 [telephone (812) 934-7000], for use at the annual meeting of its shareholders to be held at the Sherman House, 35 South Main Street, Batesville, Indiana 47006-0067, on April 13, 1999, at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, and was mailed initially to shareholders on or about March 5, 1999. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given the shares will be voted (1) in favor of the election of the Board of Directors' nominees for three directors; (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company; and (3) in the discretion of the proxy holder upon such other business as may properly come before the meeting.

         The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business which may come before the meeting. A shareholder executing and delivering the enclosed proxy may revoke it by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the annual meeting.

                                     VOTING

         The close of business on February 12, 1999, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On February 12, 1999, there were 66,403,448 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

         VOTES NECESSARY TO ADOPT PROPOSALS. A plurality of the votes cast is required for the election of directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. The affirmative vote of the holders of a majority of the votes cast is required for the ratification of the appointment of the auditors.

         A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting. Abstentions, broker non-votes, and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee.

                              ELECTION OF DIRECTORS

         The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms which they shall serve by dividing them into three classes. Each class consists of three or four members. At the upcoming annual meeting, three members of the Board of Directors in Class III shall be elected for three year terms expiring at the 2002 annual meeting, or until their successors are duly elected and qualified. The four directors in Class I and three directors in Class II were each previously elected to three year terms expiring at the 2000 and 2001 annual meetings, respectively.

         The enclosed proxy, unless authority is withheld, will be voted in favor of electing as directors the nominees listed for the terms indicated. If any one or more of these nominees should be unable to serve, the enclosed proxy may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may amend the Code of By-laws of the Company to reduce the number of directors.

NOMINEES:

                                               CLASS III

To be elected to serve three year terms expiring at the 2002 annual meeting:

                                                                                SERVED AS        SHARES(1)
                                                                                   A         BENEFICIALLY OWNED     PERCENT OF
                                                                                DIRECTOR           AS OF           TOTAL SHARES
NAME                               AGE       PRINCIPAL OCCUPATION                 SINCE      FEBRUARY 12, 1999     OUTSTANDING
----                               ---       --------------------                 -----      -----------------     -----------
JOHN C. HANCOCK                     69       CONSULTANT                           1980           22,792(2)             (3)

GEORGE M. HILLENBRAND II            59       PERSONAL INVESTMENTS                 1986        4,847,785(4)(5)          7.3%

JOHN A. HILLENBRAND II              67       PERSONAL INVESTMENTS                 1981(6)     3,695,624(4)(7)          5.6%

DIRECTORS:

                                              CLASS I

Serving three year terms expiring at the 2000 annual meeting:

                                                                                SERVED AS        SHARES(1)
                                                                                   A         BENEFICIALLY OWNED     PERCENT OF
                                                                                DIRECTOR           AS OF           TOTAL SHARES
NAME                               AGE       PRINCIPAL OCCUPATION                 SINCE      FEBRUARY 12, 1999     OUTSTANDING
----                               ---       --------------------                 -----      -----------------     -----------
PETER F. COFFARO                    70       CHAIRMAN OF THE BOARD OF PABCO       1987           43,874                (3)
                                             FLUID POWER CO., OHIO VALLEY
                                             FLOORING, AND ANCHOR FLANGE
                                             COMPANY

EDWARD S. DAVIS                     67       PARTNER, HUGHES HUBBARD              1974           12,480(2)             (3)
                                             & REED LLP, ATTORNEYS

LEONARD GRANOFF                     72       PRESIDENT OF GRANOFF ASSOCIATES      1978           20,208                (3)

W AUGUST HILLENBRAND                58       PRESIDENT AND CHIEF EXECUTIVE        1972        3,997,048(2)(4)          6.0%
                                             OFFICER OF THE COMPANY                                  (8)

                                               CLASS II

Serving three year terms expiring at the 2001 annual meeting:

                                                                                SERVED AS        SHARES(1)
                                                                                    A       BENEFICIALLY OWNED      PERCENT OF
                                                                                DIRECTOR           AS OF           TOTAL SHARES
NAME                               AGE       PRINCIPAL OCCUPATION                 SINCE      FEBRUARY 12, 1999     OUTSTANDING
----                               ---       --------------------                 -----      -----------------     -----------
LAWRENCE R. BURTSCHY                62       CHAIRMAN OF L.R.                     1970        4,982,982(4)(9)          7.5%
                                             BURTSCHY & COMPANY

DANIEL A. HILLENBRAND               75       CHAIRMAN OF THE BOARD                1969        1,853,869(4)(10)         2.8%
                                             OF THE COMPANY

RAY J. HILLENBRAND                  64       PERSONAL INVESTMENTS                 1970        1,960,761(4)(11)         3.0%

STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:

                                                                                                 SHARES(1)
                                                                                            BENEFICIALLY OWNED     PERCENT OF
                                                                                                   AS OF          TOTAL SHARES
NAME                              AGE       PRINCIPAL OCCUPATION                             FEBRUARY 12, 1999     OUTSTANDING
----                              ---       --------------------                             -----------------     -----------
TOM E. BREWER                      60       SENIOR VICE PRESIDENT, FINANCE                      59,028(2)              (3)

ROBERT J. TENNISON                 52       VICE PRESIDENT,                                      6,759(2)              (3)
                                            CONTINUOUS IMPROVEMENT

MARK R. LINDENMEYER                52       VICE PRESIDENT, GENERAL                             10,453(2)              (3)
                                            COUNSEL & SECRETARY

DONALD G. BARGER, JR.              56       VICE PRESIDENT AND CHIEF                             4,920(2)              (3)
                                            FINANCIAL OFFICER



ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP,                             17,797,930(2)(5)(7)       26.8%
CONSISTING OF 20 PERSONS.                                                                    (8)(9)(10)(11)

 (1) The Company's only class of equity securities outstanding is common stock without par value. The Company is not aware of any person, other than members of the Hillenbrand family as indicated herein, beneficially owning more than five percent (5%) of the Company's common stock. Includes the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of February 12, 1999:
         John C. Hancock, 4,000 shares; George M. Hillenbrand II, 4,000 shares; John A. Hillenbrand II, 4,000 shares; Peter F. Coffaro, 4,000 shares; Edward S. Davis, 4,000 shares; Leonard Granoff, 4,000 shares; W August Hillenbrand, 40,000 shares; Lawrence R. Burtschy, 4,000 shares; Daniel
         A. Hillenbrand, 4,000 shares; Ray J. Hillenbrand, 4,000 shares; Tom E. Brewer, 13,668 shares; Robert J. Tennison, 4,001 shares; Mark R. Lindenmeyer, 5,334 shares; Donald G. Barger, Jr., 2,667 shares; and all directors and executive officers as a group, 122,175 shares.

(2) Includes deferred fees and/or compensation in the form of deferred shares of common stock held on the books and records of the Company in the following amounts: Donald G. Barger, Jr., 1,250 shares; Tom

         E. Brewer, 2,312 shares; Edward S. Davis, 4,480 shares; John C. Hancock, 5,792 shares; W August Hillenbrand, 155,814 shares; Mark R. Lindenmeyer, 1,479 shares; Robert J. Tennison, 1,808 shares; and other executive officers, 18,791 shares.

(3) Ownership of less than one percent (1%) of the total shares outstanding.

(4) John A. Hillenbrand II and Ray J. Hillenbrand are brothers. John A., Ray J., W August and George M. Hillenbrand II are nephews of Daniel A. Hillenbrand. Lawrence R. Burtschy is a son-in-law of George C. Hillenbrand, deceased, brother of Daniel A. Hillenbrand.

(5) Includes 3,814,920 shares owned of record by trusts, of which George M. Hillenbrand II is co-trustee, for the benefit of Mr. Hillenbrand and other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(6) John A. Hillenbrand II previously served as a Director of the Company from 1972 to 1979.

(7) Includes 16,240 shares held of record by his wife, Joan L. Hillenbrand; 596,951 shares held of record by trusts for the benefit of his children and grandchildren; and 2,473,392 shares held of record by a family partnership for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(8) Includes 2,286,842 shares owned of record by trusts, of which W August Hillenbrand is trustee or co-trustee; and 688,716 shares owned of record by a family partnership for the benefit of members of his family. Mr. Hillenbrand disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 217,174 shares owned of record and beneficially by his wife, Nancy K. Hillenbrand; 54,996 shares held of record by a charitable trust, of which Mr. Hillenbrand is a co-trustee; and 251,325 shares held by a limited partnership, of which Mr. Hillenbrand is a limited partner. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(9)      Includes 3,814,920 shares owned of record by trusts, of which Lawrence
         R. Burtschy is co-trustee, for the benefit of certain members of the Daniel A. Hillenbrand and George C. Hillenbrand families; and 948,705 shares owned of record and beneficially by his wife, Elisabeth H. Burtschy. Mr. Burtschy disclaims beneficial ownership of these shares.

(10)     Includes 10,400 shares held of record and beneficially owned by Daniel
         A. Hillenbrand's wife, Mary H. Hillenbrand. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(11) Includes 800,000 shares held of record by a trust, of which Ray J. Hillenbrand is trustee; 15,975 shares held of record by a charitable foundation, of which Mr. Hillenbrand is a trustee; and 991,501 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

         Daniel A. Hillenbrand has been Chairman of the Board since 1972. Mr. Hillenbrand served as President of the Company from 1972 through October 20, 1981, and as Chief Executive Officer from 1972 through April 11, 1989. Mr. Hillenbrand had been employed by the Company throughout his business career until his retirement on April 30, 1989.

         W August Hillenbrand has been President of the Company since October 21, 1981 and was elected Chief Executive Officer of the Company on April 11, 1989. Mr. Hillenbrand has been employed by the Company throughout his business career. He is also a director of DPL Inc. of Dayton, Ohio and HON INDUSTRIES Inc. of Muscatine, Iowa.

         George M. Hillenbrand II has devoted his business career to the management of personal and family investments.

         John A. Hillenbrand II has managed personal and family investments since 1979. He is also a director of PSI Energy, Inc. of Plainfield, Indiana, Cinergy Corp. of Cincinnati, Ohio and National City Bank, Indiana of Indianapolis, Indiana. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979. He is also chairman, vice chairman, or a director of several privately owned companies.

         Ray J. Hillenbrand has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977.

         Mr. Burtschy is Chairman of L.R. Burtschy & Company, an investment management company, and has been so engaged since 1969. Mr. Burtschy is a director or partner of several privately owned companies and partnerships.

         Mr. Coffaro, a mechanical engineer, has devoted his career to the development of a number of manufacturing and distribution businesses. He is a director of several privately owned companies located in Cincinnati, Ohio.

         Mr. Davis, a partner in Hughes Hubbard & Reed LLP, a New York law firm, has practiced law during his entire professional career. He is also a director of Cognitronics Corporation of Danbury, Connecticut.

         Mr. Granoff is President and director of Granoff Associates, a privately owned investment company in Providence, Rhode Island.

         Dr. Hancock, who holds a Ph.D. in Electrical Engineering, is a consultant. Until 1988, he was Executive Vice President for Corporate Development and Technology of United Telecommunications, Inc. (Sprint).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and any person holding more than ten percent of the Company's common stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during 1998. Based solely on reports and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners, except that one report involving one transaction was filed late by Robert J. Tennison, Vice President, Continuous Improvement.

                          ABOUT THE BOARD OF DIRECTORS
                        (INCLUDING DIRECTOR COMPENSATION)

         The Board of Directors has the following standing committees: an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee and a Performance Compensation Committee. The Company does not have a nominating committee. During 1998, the Board of Directors of the Company held five meetings.

         The Executive Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Executive Committee advises the Chief Executive Officer on business decisions of significant impact and on the business in general. Subject to limitations provided by law or the Code of By-laws, the Executive Committee exercises the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board. The Executive Committee met four times during 1998.

         The Finance Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Finance Committee reviews financial policies and procedures of the Company. It also makes recommendations to the Board of Directors on dividend policy, issuance and sale or repurchase of Company securities, and the investment of Company funds, including pension and thrift plans. The Finance Committee also advises on proposed acquisitions and divestments. During 1998, the Finance Committee held four meetings.

         The Audit Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman) and Daniel A. Hillenbrand. The Audit Committee annually recommends to the Board of Directors of the Company independent accountants for appointment by the Board of Directors as auditors of the books, records and accounts of the Company and its subsidiaries. The Audit Committee reviews the services to be performed by the independent accountants; makes a determination regarding the possible effect of the performance of such services on the independence of the principal independent accountants; receives and reviews the reports submitted by the principal independent accountants of the Company; and takes such action with respect to such reports as it deems appropriate. In addition, the Audit Committee determines the duties and responsibilities of the internal auditing staff; reviews the annual program for the internal audit of the operational procedures of the Company; receives and reviews reports submitted by the internal auditing staff; and takes such action as it deems appropriate to assure that the interests of the Company are adequately protected, including the maintenance of accounting controls and standards. During 1998, the Audit Committee held four meetings.

         The Compensation Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman), John C. Hancock, Daniel
A. Hillenbrand and W August Hillenbrand. The Compensation Committee annually reviews the performance contributions of the officers of the Company and makes recommendations to the Board of Directors for adjustments to the base salaries of those officers. The Compensation Committee also has general oversight responsibility for other compensation programs of the Company and reviews the structure, cost effectiveness, and competitive position of the Company's compensation programs. During 1998, the Compensation Committee held two meetings.

         The Performance Compensation Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis, John C. Hancock and Daniel A. Hillenbrand (Chairman) and its Sub-Committee consists of Messrs. Peter F. Coffaro and John C. Hancock. The Performance Compensation Committee is responsible for the administration of the Company's Performance Compensation Plan and Senior Executive Compensation Program, except for those responsibilities designated to the Sub-Committee under those plans. The Performance Compensation Committee and/or its Sub-Committee selects participants, makes awards, establishes specific performance objectives, and assesses individual and subsidiary performance achievements against those previously established performance objectives. The Sub-Committee is responsible for administering the 1996 Stock Option Plan. The Performance Compensation Committee held two meetings in 1998.

         During the Company's fiscal year ended November 28, 1998, each Director who was not a salaried officer or employee of the Company received an annual fee of $20,000 and a fee of $3,000 for the January 19, 1998 and April 7, 1998 Board of Directors meetings attended and $3,500 for the July 7, 1998, August 17, 1998 and October 6, 1998 Board of Directors meetings attended. Directors who are members of the Executive, Finance, Audit and Compensation Committees received $1,000 for each committee meeting attended during January and April of 1998 and $1,500 for each committee meeting attended during July and October of 1998. Directors were reimbursed for expenses incurred as a result of attendance at Board or committee meetings. Directors of the Company may defer receipt of directors' fees otherwise payable to them by the Company. On January 19, 1999, the Board of Directors amended the Company's 1996 Stock Option Plan to increase the number of non-qualified stock options granted to non-employee Directors each year from 2,000 to 4,000. Non-employee Directors are also eligible to participate in the Company's group term life insurance program in which premiums are paid by the Company. Death benefits, which are age related, range from $45,000 to $150,000.

         Daniel A. Hillenbrand has entered into a Consulting Agreement with the Company under which he is to provide consulting and advisory services to the Company, including advice on acquisitions and capital expenditures, until May 31, 1999, for which he receives an annual consulting fee of $505,289, as well as certain insurance, pension, health care and other benefits which totaled $337,462 during 1998. Mr. Hillenbrand has unique knowledge and extensive experience in the industries served by the Company, in part because of his long-term relationship with the Company, and in addition he is well-recognized as an innovator and leader in these industries. Therefore, consulting services from other sources would not be comparable to the services provided by Mr. Hillenbrand. Mr. Hillenbrand retired from the Company on April 30, 1989, but continues to serve as Chairman of the Board.

         During the past year the Company purchased 20,000 shares of common stock from Ray Hillenbrand, 123,500 shares of stock from W August Hillenbrand, 9,100 shares of stock from a trust established by George C. Hillenbrand to facilitate the payment of the trust's federal and state taxes upon the death of Mr. Hillenbrand's widow, Margaret M. Hillenbrand, and 15,000 shares of stock from John A. Hillenbrand II.

                 RATIFICATION OF APPOINTMENT OF AUDITORS

         Subject to shareholder ratification, the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to make an examination of the financial statements of the Company for its fiscal year ending November 27, 1999. The appointment was made upon the recommendation of the Audit Committee, which is composed of members of the Board of Directors who are not officers or otherwise employees of the Company. A representative of

PricewaterhouseCoopers LLP will be present at the annual meeting with an opportunity to make a statement, if he so desires, and will respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                         EXECUTIVE COMPENSATION

         The following tabulation and notes set forth the compensation paid or accrued by the Company during the three fiscal years ended November 28, 1998, November 29, 1997 and November 30, 1996 to the Chief Executive Officer and each of the other four most highly compensated executive officers.

                      SUMMARY COMPENSATION TABLE

------------------------------------- ---------------------------------------------- ------------------------------- -------------
                                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION                        COMPENSATION
                                                                                     -------------------------------
                                                                                         AWARDS         PAYOUTS
                                      --------------- -------------- --------------- -------------------------------

            NAME                                                         OTHER         SECURITIES
             AND                                                         ANNUAL        UNDERLYING         LTIP         ALL OTHER
          PRINCIPAL                       SALARY          BONUS       COMPENSATION      OPTIONS         PAYOUTS       COMPENSATION
          POSITION          YEAR            $               $            $(1)            #(2)             $(3)            $(4)
          --------          ----        ---------       --------        --------        -------        ----------      ---------
------------------------------------- --------------- -------------- --------------- --------------- --------------- --------------
W AUGUST HILLENBRAND        1998         $790,288       $717,750        $214,542         60,000        $1,062,631       $373,960
PRESIDENT  AND CHIEF        1997         $732,032       $661,433        $142,270         30,000        $        0       $195,393
EXECUTIVE OFFICER           1996         $690,972       $623,633        $130,900          N/A          $        0       $160,155
------------------------------------- --------------- -------------- --------------- --------------- --------------- --------------
TOM E. BREWER               1998         $341,865       $206,100          (5)            25,000        $  280,705       $ 82,216
SENIOR VICE PRESIDENT,      1997         $321,615       $193,800          (5)             8,000        $        0       $ 56,599
FINANCE                     1996         $304,308       $183,000          (5)             N/A          $        0       $ 48,305
------------------------------------- --------------- -------------- --------------- --------------- --------------- --------------
ROBERT J. TENNISON          1998         $228,327       $138,900          (5)             8,000        $   94,299       $ 13,289
VICE PRESIDENT,             1997         $209,423       $ 94,500          (5)             2,000           N/A           $  3,200
CONTINUOUS IMPROVEMENT      1996         $157,981       $ 69,111          (5)             N/A             N/A           $  3,000
------------------------------------- --------------- -------------- --------------- --------------- --------------- --------------
MARK R. LINDENMEYER         1998         $214,240       $129,150          (5)             8,000        $  179,522       $ 29,304
VICE PRESIDENT, GENERAL     1997         $204,423       $123,000          (5)             4,000        $        0       $ 16,746
COUNSEL & SECRETARY         1996         $194,423       $117,000          (5)             N/A          $        0       $ 25,475
------------------------------------- --------------- -------------- --------------- --------------- --------------- --------------
DONALD G.                   1998         $211,813       $127,088          (5)             8,000        $   65,195       $ 15,466
BARGER, JR. (6)             1997           N/A             N/A            N/A             N/A             N/A             N/A
VICE PRESIDENT AND CHIEF    1996           N/A             N/A            N/A             N/A             N/A             N/A
FINANCIAL OFFICER
------------------------------------- --------------- -------------- --------------- --------------- --------------- --------------

(1) Consists of the cost of perquisites, above market interest earned and other personal benefits provided by the Company. Included in the 1998 amounts shown for W August Hillenbrand are $117,369 for above market interest earned and $66,834 for financial planning services reimbursed.

(2) All options were granted pursuant to the Company's 1996 Stock Option Plan. The Company has not awarded stock appreciation rights.

(3) The amounts appearing in this column are the values as of November 28, 1998, November 29, 1997 and November 30, 1996 of the shares earned under the Senior Executive Compensation Program for 1996-1998, 1995-1997 and 1994-1996 performance cycles, respectively.

(4)     All other compensation earned or allocated in 1998 is as follows:

                                                   PENSION CONTRIBUTIONS
                                              --------------------------------          SPLIT DOLLAR LIFE
                                              SUPPLEMENTAL              401(k)         INSURANCE BENEFITS      TOTAL
                                              -------------             ------         ------------------      -----
W AUGUST HILLENBRAND                               $223,322             $3,200             $147,438         $ 373,960
TOM E. BREWER                                      $ 65,307             $3,200             $ 13,709         $  82,216
ROBERT J. TENNISON                                 NONE                 $3,200             $ 10,089         $  13,289
MARK R. LINDENMEYER                                $ 16,015             $3,200             $ 10,089         $  29,304
DONALD G. BARGER, JR.                              NONE                 $3,200             $ 12,266         $  15,466

(5) Amounts do not exceed disclosure thresholds established under SEC rules.

(6) Donald G. Barger, Jr. has been employed and served as an executive officer of the Company since March 16, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended November 28, 1998.

                                                                 INDIVIDUAL GRANTS
                                     --------------------------------------------------------------------
                                         NUMBER OF     PERCENT OF TOTAL
                                        SECURITIES         OPTIONS          EXERCISE
                                        UNDERLYING        GRANTED TO         OR BASE
                                      OPTIONS GRANTED    EMPLOYEES IN         PRICE                            GRANT DATE
NAME                                        #(1)         FISCAL YEAR        ($/SHARE)     EXPIRATION DATE   PRESENT VALUE (2)
----                                  ---------------    -----------        ---------     ---------------   -----------------
W AUGUST HILLENBRAND                      60,000            12.47%          $52.1563          1/18/08           $839,754
TOM E. BREWER                             25,000             5.20%          $52.1563          1/18/08           $349,898
ROBERT J. TENNISON                         8,000             1.66%          $52.1563          1/18/08           $111,967
MARK R. LINDENMEYER                        8,000             1.66%          $52.1563          1/18/08           $111,967
DONALD G. BARGER, JR.                      8,000             1.66%          $59.2188          3/16/08           $127,128

(1) All options were granted pursuant to the Company's 1996 Stock Option Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest one-third on each of the first three anniversaries of the date of grant. In the event of a change of control of the Company, the unvested portions of the options will be subject to limited accelerated vesting. No stock appreciation rights were granted to executive officers in fiscal 1998.

(2) Option values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 6.00 years after the date of grant. Other assumptions used for the valuations are a risk-free interest rate of 5.63%, stock price volatility of .1926 and annual dividend yield of 1.49%. The actual value of the options will depend on the market value of the Company's common stock on the dates the options are exercised.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information concerning option exercises during fiscal year 1998 by the named executive officers and unexercised options held by such officers as of November 28, 1998:

                                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                                SHARES                           OPTIONS AT FISCAL YEAR-END              FISCAL YEAR-END
                               ACQUIRED         VALUE           -------------------------------    -----------------------------
           NAME              ON EXERCISE      REALIZED          EXERCISABLE       UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
           ----              -----------      --------          -----------       -------------    -----------     -------------
W AUGUST HILLENBRAND              0              $0               10,000                80,000      $136,250         $619,375
TOM E. BREWER                     0              $0                2,667                30,333      $ 36,338         $217,193
ROBERT J. TENNISON                0              $0                  667                 9,333      $  9,088         $ 64,412
MARK R. LINDENMEYER               0              $0                1,334                10,666      $ 18,176         $ 82,574
DONALD G. BARGER, JR.             0              $0                    0                 8,000      $      0         $      0

                       LONG TERM INCENTIVE PLANS - AWARDS
                               IN LAST FISCAL YEAR

         The following table gives information regarding long term incentive plan awards made during fiscal year 1998 to each of the named executive officers.

                                                                                      ESTIMATED FUTURE
                           NUMBER OF SHARES/     PEFORMANCE OR OTHER        PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
                                UNITS OR             PERIOD UNTIL        ----------------------------------------------
            NAME            OTHER RIGHTS (1)     MATURATION OR PAYOUT    THRESHOLD #          TARGET #        MAXIMUM #
            ----            ----------------     --------------------    -----------       -------------      ---------
W AUGUST HILLENBRAND              9,260                1998/2000             1                9,260             18,520

TOM E. BREWER                     2,394                1998/2000             1                2,394              4,788

ROBERT J. TENNISON                1,613                1998/2000             1                1,613              3,226

MARK R. LINDENMEYER               1,500                1998/2000             1                1,500              3,000

DONALD G. BARGER, JR.             1,887                1998/2000             1                1,887              3,774

 (1) Performance share award based on participation in the Senior Executive Compensation Program. Payout of award is dependent on specified levels of shareholder value created during a three year period. The target amount will be earned if 100% of targeted shareholder value created is achieved. Incremental amounts above the threshold will be earned as incremental shareholder value is created and the maximum award is based on achievement of 200% of the targeted shareholder value created.

SPLIT DOLLAR LIFE INSURANCE PLAN

         In fiscal 1998, the Company instituted the Hillenbrand Industries Split Dollar Life Insurance Plan which covers key employees of the Company and provides split-dollar pre- and post-retirement coverage. Under this plan pre-retirement employee death benefits range from $600,000 to $5,000,000. At retirement the coverage is scheduled to be reduced by 50%. Each covered employee owns an individual policy and the premium is a shared responsibility between the employee and the Company. The Company pays the majority of the premiums subject to a collateral assignment agreement with the employee owner of the policy. The policy matures at age 65 or after the employee has been in the plan for 15 years, whichever is later. At policy maturity the Company's cash value share, which equals its cumulative premium payments on the policy, is transferred from the policy back to the Company. The remaining cash value is controlled by the employee owner of the policy.

                         COMPENSATION COMMITTEES' REPORT

         The Compensation Committee and the Performance Compensation Committee of the Board of Directors, under the direction of the Board of Directors, have prepared the following report for inclusion in this proxy statement. This report sets forth the compensation policies applicable to the Company's executive officers and the relationship of corporate performance to executive compensation. The functions of each Committee and of a sub-committee of one of them are divided in order to meet applicable legal requirements, but those committees are collectively referred to in this report as the Committee.

COMPENSATION PHILOSOPHY

         The Company's compensation programs reflect a long-standing and strongly held belief in the principle of performance oriented compensation. The values that are integral to the design and operation of the Company's compensation administration and plan designs include:

- creating long term shareholder value as the cornerstone of the Company's compensation philosophy

- linking compensation programs to the achievement of business strategies in each subsidiary

- having financial objectives at the subsidiary level that reflect the performance expectations of the Company for that entity

-        emphasizing variable pay rather than fixed compensation

         Performance expectations reflect the Company's commitment to continuous improvement. When expectations are met or exceeded, variable compensation should be paid; to the extent expectations are not met, variable incentive compensation should not be paid.

         The compensation package for the senior executives of the Company is comprised of base salary, an annual cash incentive, a three-year performance opportunity, stock options, and benefits which are generally available in companies of similar size.

COMPENSATION ELEMENTS

1.     BASE SALARY

         At the senior executive level, base salaries are conservative when compared with companies of similar size and financial performance. Emphasis in the Company's compensation programs is placed on variable or "at risk" compensation rather than on base salary. The Committee reviews the base salaries of the executive officers on an annual basis. Adjustments to base salaries result from an assessment of the performance contributions of each executive in relationship to that executive's scope of responsibility. The Committee also examines the overall competitive position of the base salaries of its executive officers in relation to companies of similar size and financial performance. The Committee maintains an appropriate position for other compensation elements, i.e. short term incentive compensation, perquisite compensation, long term incentive compensation, and other benefit programs including life insurance and pension benefits. The Company rewards the creation of sustainable long term shareholder value and as a result places greater emphasis on variable compensation than on base salary.

         Effective July 6, 1998 the Board of Directors acted on the recommendation of the Committee to increase the compensation of W August Hillenbrand by 9.87%. Prior to making the adjustment the Committee reviewed the year to date performance of each of the subsidiaries, the financial performance of the Company, and the performance contributions of Mr. Hillenbrand in relationship to performance objectives, such as management of cash flow and return on equity, and made an assessment of the degree to which he was contributing to the creation of long term shareholder value. The Committee also reviewed competitive compensation information provided by an independent consulting firm prior to recommending to the Board of Directors the adjustment to Mr. Hillenbrand's base salary. The Committee also utilized the services of an independent compensation consulting firm to provide marketplace competitive information regarding base salaries of executive officers. The base salaries of executive officers of the Company were compared with those of other diversified manufacturing firms, and with base salary practices of companies who have generated total shareholder returns similar to those of the Company. Other executive officers were granted adjustments to their base salaries at the same time based both upon their performance contributions, such as attainment of continuous improvement in their areas of responsibility and management of cash flow, during the preceding twelve months and marketplace comparisons. Adjustments to the base salaries of the other executive officers were recommended by the Committee and approved by the Board of Directors. Eligible executive officers may elect to defer all or a portion of their base salary to be paid at the end of the deferral period in cash with interest accrued at the prime rate. During the past year, the Committee approved an alternate return calculation for the Chief Executive Officer of the Company where he may elect for amounts deferred from base salary, perquisite compensation and incentive compensation to track the performance of a phantom investment in an equity mutual fund.

2.       PERQUISITES

         The senior executive officers are eligible for perquisite compensation under the Company's Senior Executive Compensation Program (the "Program"). The annual amount of a perquisite account is limited to 10% of each participant's base salary or such other limits as may be imposed on participants by the Committee (in the case of the Chief Executive Officer of the Company and certain other senior executives who are participants) and by the Chief Executive Officer of the Company (in the case of other participants). Perquisite compensation may be used to pay for supplemental health care, insurance benefits, financial planning assistance, club membership fees or Company common stock. All or a portion of perquisite compensation may be deferred to be paid in cash at the end of the deferral period.

3.       INCENTIVE COMPENSATION

         a.   SHORT TERM INCENTIVE COMPENSATION

         Under the terms of the Program, the Committee establishes specific financial and non-financial objectives for each subsidiary and for the Company overall. Each subsidiary is measured and rewarded based upon its performance contributions and the performance of its strategic business units. Short term financial performance objectives are established annually at levels which generally represent continuous improvement over prior years' results. Non-financial performance objectives are established to assure proper attention by each subsidiary to those non-financial factors which are necessary for long term shareholder value creation. Achievement of financial objectives determines how much short term incentive compensation is potentially available for distribution in each subsidiary; achievement of both the financial and non-financial objectives determines how much incentive compensation will actually be paid. The Committee established financial and non-financial objectives to maintain the appropriate balance between the short and long term performance expectations of shareholders.

         The amount of short term incentive compensation is determined by first establishing a performance base ("Performance Base") and a target ("Target") for each subsidiary. The Performance Base and Target for the Company's Chief Executive Officer and Vice Presidents are recommended by the Chief Executive Officer of the Company and approved by the Committee. The Performance Base and Target for each participant in the Program who is a chief executive officer of a subsidiary are approved by the Chief Executive Officer of the Company. The Performance Base and Target for other participants who are employees of the Company are established and approved by the Chief Executive Officer of the Company and the Performance Base and Target for participants who are employees of subsidiaries of the Company are established by the chief executive officer of such subsidiary. The Performance Base and Target for the Chief Executive Officer of the Company are directly related to the return on shareholder equity of the Company or as otherwise determined by the Committee. Goals for other participants include both financial and non-financial measures and may reflect the accomplishment of tactical and strategic plans of each subsidiary.

         Short term incentive compensation opportunity is equal to 60% of base salary for the Chief Executive Officer of the Company; 50% of base salary in the case of a chief executive officer of a subsidiary; 40% of base salary for corporate or subsidiary senior executives; and 30% for all other executive participants. For the 1998 fiscal year, the plan provided for short term incentive compensation equal to 50% of the above scale upon attainment of the Performance Base, and achievement above Performance Base was paid up to 150% of the above scale according to a formula recommended by the Chief Executive Officer of the Company and approved by the Committee.

         Short term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short term incentive compensation is payable in cash after forty days, but within seventy-five days, after the end of the fiscal year. All or a portion of short term incentive compensation may be deferred by the employee and invested either in cash or common stock to be paid at the end of the deferral period.

         Executive officers of the Company were awarded cash bonuses in January 1999 based upon the achievement of return on shareholder equity objectives established by the Committee at the beginning of the 1998 fiscal year.

         b.   LONG TERM INCENTIVE COMPENSATION

         Under the terms of the Program, the Committee reviews the business plans of each of the subsidiaries and the performance expectations of the Company overall at the commencement of each fiscal year. The performance history and expected performance contributions of each subsidiary provide the foundation for the Committee to establish performance objectives for long term compensation programs.

         The Committee annually recommends to the Board of Directors the establishment and administration of the Company's long term incentive compensation. The Committee designates participants in the long term component of the Program and establishes the shareholder value creation objectives for each subsidiary and for the Company for the three-year cycle of the Program. The Committee reviews a mathematically calculated analysis of a shareholder's risk-adjusted expectation for return on an investment in the Company's common stock. The Committee establishes specific performance objectives for each subsidiary and for the Company based upon the shareholder value calculation. For the executive officers of the Company, the base for the three-year cycle is established by taking the prior year's net income and dividing it by the weighted average cost of capital for the Company. During the three-year cycle, the positive and negative cash flows are measured and adjusted to account for their time value to the Company. At the end of the three-year period, the Company's net income is again capitalized by dividing it by the Company's weighted average cost of capital. The result of these calculations is compared with the present value of the base year's capitalized net income to determine if shareholder value exceeded calculated shareholder expectations. The level of performance so determined represents the minimum level of performance which must be achieved for payment of long term incentive compensation. The Committee further establishes a maximum level of shareholder value creation for which incentive compensation will be paid. Performance above that level creates additional value for shareholders but does not result in additional payments to executive officers.

         The long term component of the Program affords executives the opportunity to become significant shareholders in the Company, thereby aligning the interests of shareholders and executives. At the commencement of each three-year cycle a performance opportunity for each participant is established. That opportunity is equal to 50% of base salary for the Chief Executive Officer of the Company; 45% of base salary in the case of a chief executive officer of a subsidiary; 30% of base salary for corporate or subsidiary senior executives; and 20% of base salary for all other executive participants. That opportunity is divided by the preceding year's average share price of the Company's common stock to determine the tentative award in shares of common stock. At the conclusion of the performance cycle the extent to which the financial performance of the Company exceeded the calculated expectations of shareholders is determined. To the extent that calculated shareholder expectations were exceeded, payouts are made under the Program, some of which may be required to be deferred. The range of award can be from 0 to 200% of the opportunity established for each executive at the outset of the cycle.

         Long term performance share compensation is payable at the end of the three-year cycle (but not sooner than forty days after the end of the cycle) in the form of shares of common stock. Payment of long term performance compensation is contingent upon a participant's continued employment throughout the three-year period to which the compensation relates. All or a portion of long term performance compensation earned may be deferred by the employee. All earned compensation above the 100% target achievement at the end of each cycle must be deferred until the later of age 62 or retirement and is subject to forfeiture in the event the employee voluntarily terminates employment within three years after the end of the cycle.

         During the 1996/1998 cycle the financial performance of the Company was above the performance targets for the Program's minimum payout; therefore executive officers of the Company were awarded shares of common stock in January 1999.

         c.   STOCK OPTION PLAN

         The 1996 Stock Option Plan provides for the opportunity to grant stock options to officers, other key employees and non-employee directors to help align those individuals' interests with those of shareholders, to motivate executives to make strategic long-term decisions, and to better enable the Company to attract and retain capable directors and executive personnel.

         The Committee utilized the services of an independent consulting compensation firm to provide marketplace competitive information as well as the practices of companies who have generated similar total shareholder returns.

         Stock option grants for non-employee directors of 4,000 shares are provided by the Plan and are to be granted as of the first day following each annual meeting of the Company's shareholders. The director options vest one year after the grant date. Officers and other key employees were granted stock options during the 1998 fiscal year. These options vest over a three year period. Officers and some key employees have been given shareholding guidelines to encourage them to become significant shareholders of the Company.

                                      * * *

         Section 162(m) of the Internal Revenue Code limits tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. The Program is designed to meet these requirements. The policy of the Committee related to these requirements is to maintain a compensation program which maximizes the creation of long term shareholder value. The Committee's intention is to comply with the requirements of Section 162(m) except in those limited cases where the Committee believes shareholder interests are best served by another approach.

         Respectfully submitted to the Company's shareholders by the Compensation Committee and the Performance Compensation Committee of the Board of Directors.

BY:  COMPENSATION COMMITTEE             BY:  PERFORMANCE COMPENSATION
                                             COMMITTEE

Peter F. Coffaro                        Peter F. Coffaro
Edward S. Davis (Chairman)              Edward S. Davis
John C. Hancock                         John C. Hancock
Daniel A. Hillenbrand                   Daniel A. Hillenbrand (Chairman)
W August Hillenbrand

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Peter F. Coffaro, Edward S. Davis, John C. Hancock, Daniel A. Hillenbrand and W August Hillenbrand served on the Compensation Committee during 1998, and Peter F. Coffaro, Edward S. Davis, John C. Hancock and Daniel A. Hillenbrand served on the Performance Compensation Committee during 1998.

         Daniel A. Hillenbrand, Chief Executive Officer of the Company until April 11, 1989, and currently Chairman of the Board of the Company, serves on both the Compensation Committee and the Performance Compensation Committee of the Company. W August Hillenbrand, President and Chief Executive Officer of the Company, serves on the Compensation Committee.

         Edward S. Davis, who is Chairman of the Compensation Committee and a member of the Performance Compensation Committee, is a partner in the law firm of Hughes Hubbard & Reed LLP. The Company retains Hughes Hubbard & Reed LLP as legal counsel.

                            COMPANY STOCK PERFORMANCE

         The following graph compares the cumulative total return for common stock of the Company with the S & P 500 Index and S & P Manufacturing (Diversified Industrial) Index:

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG HILLENBRAND INDUSTRIES, S&P 500 AND
            S&P MANUFACTURING (DIVERSIFIED INDUSTRIALS)
                          BASE=NOVEMBER 1993

     Date          Hillenbrand           S&P 500          S&P Mfg
     1993            $100                 $100             $100
     1994             $73                 $101             $102
     1995             $82                 $138             $150
     1996             $94                 $177             $211
     1997            $115                 $227             $248
     1998            $148                 $281             $280

         Assumes $100 invested in November 1993. Total return assumes that all dividends are reinvested when received.

                                RETIREMENT PLANS

SAVINGS PLAN

         Under the Hillenbrand Industries, Inc., Savings Plan (the "Savings Plan"), officers of the Company and other employees may contribute through payroll deduction up to 15 percent of their base salary on a pre-tax basis, subject to certain maximum amounts established by the Internal Revenue Service, pursuant to Section 401(k) of the Internal Revenue Code, into a choice of investment vehicles. The Company makes matching contributions of 40 percent of the first five percent of pre-tax contributions (prior to January 1, 1992, the Company contributed 25 percent of the first four percent of pre-tax contributions), subject to certain maximum amounts established by the Internal Revenue Service, and such amounts become fully vested after five years of service with the Company and its subsidiaries.

PENSION PLAN

         The Hillenbrand Industries, Inc. Pension Plan (the "Pension Plan") covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.

         Employees, including officers of the Company, who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual base salary earned over five consecutive years and the employees' years of service. The following table shows approximate representative pension benefits based on a single life annuity calculation for the compensation and years of service indicated:


                                 APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65

  HIGHEST AVERAGE BASE
 SALARY FOR ANY PERIOD OF     5 YEARS     10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS     35 YEARS     40 YEARS
   5 CONSECUTIVE YEARS      OF SERVICE   OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE   OF SERVICE   OF SERVICE
   -------------------      ----------   ----------  ----------  ----------  ----------  ----------   ----------   ----------
         $ 100,000            $  6,000    $ 12,000    $ 18,000     $ 24,000    $ 30,000    $ 36,000     $ 42,000    $ 48,000
         $ 200,000            $ 14,000    $ 28,000    $ 42,000     $ 56,000    $ 70,000    $ 84,000     $ 98,000    $112,000
         $ 300,000            $ 22,000    $ 44,000    $ 66,000     $ 88,000    $110,000    $132,000     $154,000    $176,000
         $ 400,000            $ 30,000    $ 60,000    $ 90,000     $120,000    $150,000    $180,000     $210,000    $240,000
         $ 500,000            $ 38,000    $ 76,000    $114,000     $152,000    $190,000    $228,000     $266,000    $304,000
         $ 600,000            $ 46,000    $ 92,000    $138,000     $184,000    $230,000    $276,000     $322,000    $368,000
         $ 700,000            $ 54,000    $108,000    $162,000     $216,000    $270,000    $324,000     $378,000    $432,000
         $ 800,000            $ 62,000    $124,000    $186,000     $248,000    $310,000    $372,000     $434,000    $496,000
         $ 900,000            $ 70,000    $140,000    $210,000     $280,000    $350,000    $420,000     $490,000    $560,000
        $1,000,000            $ 78,000    $156,000    $234,000     $312,000    $390,000    $468,000     $546,000    $624,000

         The credited years of service under the Pension Plan and the 1998 calendar year base salaries for the officers named in the table are as follows: W August Hillenbrand - 38 years, $826,731; Tom E. Brewer - 16 years, $356,384; Robert J. Tennison - 3 years, $239,769; Mark R. Lindenmeyer - 12 years, $223,327; and Donald G. Barger, Jr. - 1 year, $242,308.

         The Internal Revenue Code limits the amount of benefits which may be paid under a qualified pension plan, such as the Company's Pension Plan. In order to be able to pay the full benefits which are earned as described in the paragraph and table above, the Company has established a non-qualified, unfunded pension plan for senior executives to pay the amounts which could not otherwise be paid because of the limitations established by the Internal Revenue Code. The Pension Plan is not subject to deductions for Social Security or other offset amounts.

                              COST OF SOLICITATION

         The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder which is to be presented at the annual meeting to be held in 2000 must be received at the Company's principal executive offices in Batesville, Indiana, not later than January 4, 2000, in order to be included in the proxy statement and form of proxy relating to that meeting.

         Pursuant to the Code of By-laws of the Company, any proposal by a shareholder may not be presented at the annual meeting to be held in 2000 unless it is delivered to or mailed and received by the Secretary at the Company's principal offices in Batesville, Indiana, not later than 100 days prior to the anniversary of the April 13, 1999 annual meeting. If the date of the annual meeting to be held in 2000 is more than 30 days after such anniversary date, such notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming 2000 annual meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the 2000 annual meeting date.

                           INCORPORATION BY REFERENCE

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this proxy statement by reference, the Compensation Committees' Report and the line graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.

                                        Mark R. Lindenmeyer
                                        Secretary

March 5, 1999

                          HILLENBRAND INDUSTRIES, INC.
       Proxy for Annual Meeting Of Shareholders To Be Held April 13, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Daniel A. Hillenbrand and W August Hillenbrand, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned at the Annual Meeting of Shareholders of Hillenbrand Industries, Inc. (the "Company") to be held at the Sherman House, 35 South Main Street, Batesville, Indiana 47006-0067, on April 13, 1999 at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, on the following matters:

         (1) Election of director nominees John C. Hancock, George M. Hillenbrand II and John A. Hillenbrand II to serve three year terms as directors.

                 / / FOR ALL NOMINEES                / / WITHHOLD AUTHORITY

                 (except as marked to the contrary below)

                 (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name on the line provided below.)

                       -----------------------------------

         (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

                 / / FOR                / / AGAINST             / / ABSTAIN

         (3) In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                  (continued and to be signed on reverse side)

           ----------------------------------------------------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.

                                    -----------------------------
                                    Signature

                                    -----------------------------
                                    Signature if held jointly

                                    Please sign name and title exactly as shown on label on this proxy card.

                                    Dated:____________________, 1999

IMPORTANT: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, PARTNER, OFFICER OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, ALL HOLDERS MUST SIGN THE PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.